Exhibit 99.1

Agilent Technologies Reports Third Quarter Fiscal Year 2019 Financial Results
Highlights:

•	Revenue of $1.27 billion represents 6 percent reported growth; and up 6 percent(1) on a core basis driven by strength in the pharma, diagnostics, environmental and forensics markets

•	GAAP net income of $191 million or EPS of $0.60

•	Non-GAAP net income of $240 million or EPS of $0.76 (2), up 13 percent year-over-year

•	Raises full-year revenue and non-GAAP EPS guidance

•	Signed definitive agreement to acquire BioTek Instruments, a global leader in life science instrumentation, strengthening leadership position in the cell analysis segment

SANTA CLARA, Calif., Aug. 14, 2019 - Agilent Technologies, Inc. (NYSE: A) today reported revenue of $1.27 billion for the third quarter ended July 31, 2019, up 6 percent year-over-year (and up 6 percent on a core basis(1)).
On a GAAP basis, third quarter net income was $191 million or $0.60 per share. This compares with $236 million or $0.73 per share in the third quarter of 2018. Non-GAAP net income(2) was $240 million or $0.76 per share during the quarter, compared with $217 million or $0.67 per share during the third quarter a year ago.
“The Agilent team delivered very strong results in the third quarter, exceeding both our top and bottom-line expectations,” said Mike McMullen, Agilent president and CEO. “Building on this performance, we are increasing our guidance for the full year. In the quarter, we also announced the pending acquisition of BioTek, continuing our investments in high growth markets. BioTek will significantly expand our presence in the fast-growing field of cell analysis.”
Financial Highlights
Life Sciences and Applied Markets Group
Third quarter revenue of $544 million from Agilent’s Life Sciences and Applied Markets Group (LSAG) was up 1 percent year-over-year (and flat on a core basis(1)). Demand in the pharma, environmental and forensics markets was strong, offset by expected weakness in the food market. LSAG’s operating margin for the quarter was 21.7 percent.
Agilent CrossLab Group
Third quarter revenue of $467 million from the Agilent CrossLab Group (ACG) grew 10 percent year-over-year (up 11 percent on a core basis(1)). Growth was broad-based across all regions and market segments. ACG’s operating margin for the quarter was 26.2 percent.
Diagnostics and Genomics Group
Third quarter revenue of $263 million from Agilent’s Diagnostics and Genomics Group (DGG) grew 11 percent year-over-year (up 13 percent on a core basis(1)). Growth in the company’s Nucleic Acid Solutions Division (NASD) and in the diagnostics and clinical markets drove the strong results. DGG’s operating margin for the quarter was 19.1 percent.

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Full-Year and Fourth Quarter Outlook
For fiscal year 2019, the company is raising revenue guidance at the midpoint, to a range of $5.105 billion to $5.125 billion. Full-year non-GAAP earnings guidance is being increased to a range of $3.07 to $3.09 per share(3).
Agilent expects fourth-quarter 2019 revenue in the range of $1.31 billion to $1.33 billion. Fourth-quarter 2019 non-GAAP earnings are expected to be in the range of $0.84 to $0.86 per share(3).
Both the fiscal year and fourth-quarter guidance excludes any impact of the pending BioTek acquisition. The acquisition is still expected to be completed in Agilent’s fiscal fourth quarter, subject to regulatory approvals and customary closing conditions.
Conference Call
Agilent’s management will present more details about its third quarter fiscal year 2019 financial results on a conference call with investors today at 1:30 p.m. (Pacific Time). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q3 2019 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events - Calendar of Events” section. The webcast will remain available on the company’s website for 90 days.
Additional financial information can be found at www.investor.agilent.com by selecting “Financial Results” in the “Financial Information” section.
About Agilent Technologies
Agilent Technologies Inc. (NYSE: A) is a global leader in life sciences, diagnostics and applied chemical markets. With more than 50 years of insight and innovation, Agilent instruments, software, services, solutions and people provide trusted answers to customers' most challenging questions. The company generated revenues of $4.91 billion in fiscal 2018 and employs 15,550 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom.
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Forward-Looking Statements
This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s revenue and non-GAAP earnings guidance for the fourth quarter and full fiscal year 2019, the acquisition of BioTek and the effects on Agilent’s growth, and future amortization of intangibles. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, the BioTek acquisition not being timely completed, if completed at all; the ability to integrate BioTek’s operations with Agilent’s, retain key employees, meet customer expectations, realize efficiencies from the combined businesses and realize anticipated tax benefits; unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing, and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability of its supply

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chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the quarter ended April 30, 2019. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.
(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. A reconciliation between Q3 FY19 GAAP revenue and core revenue is set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q4 FY19 and full fiscal year 2019 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.
(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs, pension settlement gain, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability including the impact of the 2017 Tax Act. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.
(3) Non-GAAP earnings per share as projected for Q4 FY19 and full fiscal year 2019 excludes primarily the impacts of non-cash intangibles amortization, transformational initiatives, acquisition and integration costs, pension settlement gain, Nucleic Acid Solutions Division (“NASD”) site costs and special compliance costs and mergers and acquisitions announced but not closed. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $25 million per quarter.
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NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.
INVESTOR CONTACT:
Ankur Dhingra
+1 408-345-8948
ankur_dhingra@agilent.com

MEDIA CONTACT:
Tom Beermann
+1 408-553-2914
tom.beermann@agilent.com

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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31		July 31
	2019	2018 (a)	2019	2018 (a)

Net revenue	$1,274	$1,203	$3,796	$3,620

Costs and expenses:
Cost of products and services	582	544	1,728	1,648
Research and development	101	97	302	283
Selling, general and administrative	366	341	1,075	1,029
Total costs and expenses	1,049	982	3,105	2,960

Income from operations	225	221	691	660

Interest income	10	9	30	28
Interest expense	(18)	(18)	(53)	(57)
Other income (expense), net	5	30	20	71

Income before taxes	222	242	688	702

Provision (benefit) for income taxes	31	6	(189)	581

Net income	$191	$236	$877	$121

Net income per share:
Basic	$0.61	$0.74	$2.78	$0.38
Diluted	$0.60	$0.73	$2.74	$0.37

Weighted average shares used in computing net income per share:
Basic	312	320	316	322
Diluted	316	324	320	326

(a)  Adjusted to include the impact of the adoption of ASU 2017-07 (pension expense reclassification) as of 11/1/2018. There is no impact to net income or net income per share.

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share amounts)
(Unaudited)
PRELIMINARY

	July 31, 2019	October 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$1,765	$2,247
Accounts receivable, net	856	776
Inventory	660	638
Other current assets	176	187
Total current assets	3,457	3,848

Property, plant and equipment, net	839	822
Goodwill and other intangible assets, net	3,618	3,464
Long-term investments	99	68
Other assets	612	339
Total assets	$8,625	$8,541

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$316	$340
Employee compensation and benefits	270	304
Deferred revenue	344	324
Short-term debt	504	—
Other accrued liabilities	188	203
Total current liabilities	1,622	1,171

Long-term debt	1,294	1,799
Retirement and post-retirement benefits	225	239
Other long-term liabilities	737	761
Total liabilities	3,878	3,970

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 310 million shares at July 31, 2019 and 318 million shares at October 31, 2018, issued	3	3
Additional paid-in-capital	5,270	5,308
Accumulated deficit	(122)	(336)
Accumulated other comprehensive loss	(404)	(408)
Total stockholders' equity	4,747	4,567
Non-controlling interest	—	4
Total equity	4,747	4,571
Total liabilities and equity	$8,625	$8,541

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,
	2019	2018
Cash flows from operating activities:
Net income	$877	$121
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	162	154
Share-based compensation	57	56
Excess and obsolete inventory related charges	12	22
Other non-cash (income) expenses, net	4	(13)
Changes in assets and liabilities:
Accounts receivable, net	(58)	(9)
Inventory	(31)	(66)
Accounts payable	—	(9)
Employee compensation and benefits	(35)	(24)
Change in assets and liabilities due to Tax Act	—	533
Other assets and liabilities	(281)	(50)
Net cash provided by operating activities (a)	707	715

Cash flows from investing activities:
Investments in property, plant and equipment	(125)	(141)
Payment to acquire fair value investments	(21)	(11)
Payment in exchange for convertible note	(2)	(2)
Payment to acquire intangible assets	(1)	—
Acquisition of businesses and intangible assets, net of cash acquired	(248)	(437)
Net cash used in investing activities	(397)	(591)

Cash flows from financing activities:
Issuance of common stock under employee stock plans	52	53
Payment of taxes related to net share settlement of equity awards	(15)	(29)
Payment of dividends	(155)	(144)
Proceeds from revolving credit facility	—	483
Repayment of revolving credit facility	—	(593)
Repayment of debt	—	(100)
Purchase of non-controlling interest	(4)	—
Treasury stock repurchases	(674)	(336)
Net cash used in financing activities	(796)	(666)

Effect of exchange rate movements	3	(5)

Net decrease in cash, cash equivalents and restricted cash	(483)	(547)

Cash, cash equivalents and restricted cash at beginning of period	2,254	2,686

Cash, cash equivalents and restricted cash at end of period	$1,771	$2,139

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,765	$2,131
Restricted cash, included in other assets	$6	$8
Total cash, cash equivalents and restricted cash	$1,771	$2,139

(a) Cash payments included in operating activities:
Income tax payments (refunds), net	$108	$86
Interest payments	$61	$68

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share amounts)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31				July 31
	2019	Diluted EPS	2018	Diluted EPS	2019	Diluted EPS	2018	Diluted EPS
GAAP net income	$191	$0.60	$236	$0.73	$877	$2.74	$121	$0.37
Non-GAAP adjustments:
Intangible amortization	25	0.08	26	0.08	79	0.25	76	0.23
Business exit and divestiture costs	—	—	1	—	—	—	9	0.03
Transformational initiatives	11	0.03	5	0.02	25	0.08	14	0.04
Acquisition and integration costs	12	0.04	7	0.02	32	0.10	14	0.04
Pension settlement gain	—	—	—	—	—	—	(5)	(0.02)
Gain on step acquisition of Lasergen	—	—	(20)	(0.06)	—	—	(20)	(0.06)
NASD site costs	6	0.02	2	0.01	12	0.04	6	0.02
Special compliance costs	1	—	1	—	2	0.01	3	0.01
Other	11	0.03	1	—	17	0.05	(12)	(0.03)
Adjustment for Tax Reform	—	—	—	—	—	—	533	1.63
Tax benefit on intra-entity asset transfer	—	—	—	—	(299)	(0.93)	—	—
Adjustment for taxes (a)	(17)	(0.04)	(42)	(0.13)	(33)	(0.11)	(94)	(0.28)
Non-GAAP net income	$240	$0.76	$217	$0.67	$712	$2.23	$645	$1.98

(a) The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the three and nine months ended July 31, 2019, management used a non-GAAP effective tax rate of 16.67% and 16.75%, respectively. In the same periods last year, management used a non-GAAP effective tax rate of 18%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, NASD site costs, special compliance costs, adjustment for Tax Reform, and tax benefit on intra-entity asset transfer.

Business exit and divestiture costs include costs associated with business divestitures.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing due to new tariffs and tariff remediation actions, small site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system, human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Pension settlement gain resulted from transfer of the substitutional portion of our Japanese pension plan to the government.

Gain on step acquisition of Lasergen resulted from the measurement at fair value of our equity interest held at the date of business combination.

NASD site costs include all the costs related to the expansion of our manufacturing of nucleic acid active pharmaceutical ingredients incurred prior to the commencement of commercial manufacturing.

Special compliance costs include costs associated with transforming our processes to implement new regulations such as the EU's General Data Protection Regulation (GDPR), revenue recognition and certain tax reporting requirements.

Other includes certain legal costs and settlements in addition to other miscellaneous adjustments.

Adjustment for Tax Reform primarily consists of an estimated provision of $480 million for U.S. transition tax and correlative items on deemed repatriated earnings of non-U.S. subsidiaries and an estimated provision of $53 million associated with the decrease in the U.S. corporate tax rate from 35% to 21% and its impact on our U.S. deferred tax assets and liabilities. The taxes payable associated with the transition tax, net of tax attributes, on deemed repatriation of foreign earnings is approximately $440 million, payable over 8 years.

Tax benefit on intra-entity asset transfer relates to our operations in Singapore along with our application of the new accounting rules for income tax consequences of intra-entity transfer of assets as adopted on November 1, 2018.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Life Sciences and Applied Markets Group

	Q3'19	Q3'18
Revenues	$544	$540
Gross Margin, %	60.5%	61.3%
Income from Operations	$118	$122
Operating margin, %	21.7%	22.7%

Diagnostics and Genomics Group

	Q3'19	Q3'18
Revenues	$263	$237
Gross Margin, %	55.7%	56.8%
Income from Operations	$50	$43
Operating margin, %	19.1%	18.0%

Agilent CrossLab Group

	Q3'19	Q3'18
Revenues	$467	$426
Gross Margin, %	52.1%	50.1%
Income from Operations	$122	$98
Operating margin, %	26.2%	23.1%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs, pension settlement gain, gain on step acquisition of Lasergen, NASD site costs, and special compliance costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATION OF REVENUE BY SEGMENT EXCLUDING
ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'19	Q3'18	Year-over-Year % Change

Life Sciences and Applied Markets Group	$544	$540	1%

Diagnostics and Genomics Group	263	237	11%

Agilent CrossLab Group	467	426	10%

Agilent	$1,274	$1,203	6%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non-GAAP Revenue by Segment	Q3'19	Q3'18	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Applied Markets Group	$532	$540	(2)%	—	-2 ppts	$(7)

Diagnostics and Genomics Group	263	237	11%	13%	-2 ppts	(4)

Agilent CrossLab Group	460	426	8%	11%	-3 ppts	(11)

Agilent (Core)	$1,255	$1,203	4%	6%	-2 ppts	$(22)

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter, and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.